Exhibit 10.1
AMENDMENT TO MANAGEMENT AGREEMENT
THIS AMENDMENT TO MANAGEMENT AGREEMENT (this “Agreement”) is made and entered into as of August 8, 2023, by and among Western Asset Mortgage Capital Corporation, a Delaware corporation (the “Company”), Western Asset Management Company, LLC, a California limited liability company (the “Manager”), and, solely for the purposes of Sections 1(b), 5 and 10 hereof, AG Mortgage Investment Trust, Inc., a Maryland corporation (“Parent”). The Company, the Manager and Parent are each sometimes referred to herein as a “Party,” and collectively as, the “Parties.” Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Management Agreement or the Merger Agreement (each as defined below), as the case may be.
RECITALS
WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of May 9, 2012, as amended by that certain Amendment to the Management Agreement, dated as of August 3, 2016 (the “Management Agreement”);
WHEREAS, contemporaneously with the entry into this Agreement, the Company has entered into that certain Agreement and Plan of Merger, dated as of August 8, 2023, by and among Parent, AGMIT Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), the Company and, for the limited purposes set forth therein, AG REIT Management, LLC, a Delaware limited liability company (as may be amended from time to time, the “Merger Agreement”), pursuant to which it is contemplated that the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub being the surviving entity of the merger (the “Surviving Company”);
WHEREAS, this Agreement will terminate automatically upon any termination of the Merger Agreement in accordance with its terms; and
WHEREAS, in connection with the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, the Parties desire, subject to the terms and conditions set forth herein, to, among other things, (i) terminate the Management Agreement effective as of the Effective Time (as defined in the Merger Agreement); and (ii) provide for certain additional obligations and agreements among the Parties.
AGREEMENT
NOW THEREFORE, in consideration of the mutual covenants and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Amendment and Termination of Management Agreement; Survival of Certain Provisions.
a.Notwithstanding anything to the contrary in the Management Agreement, the Parties hereby acknowledge and agree that, except as specifically set forth herein, the Management Agreement and all rights and obligations of the Company and the Manager thereunder shall be automatically terminated and of no further force or effect as of the Effective Time (such termination, the “Termination,” which shall be deemed a Termination Without Cause (as defined in the Management Agreement)), without any further notice or action by any of the Company or the Manager. Notwithstanding the foregoing:

i.The Manager shall be entitled to receive the quarterly Management Fee payable to the Manager pursuant to the terms and conditions of the Management Agreement, prorated through the date of the Termination. Within 30 days following the Effective Time, the Manager will deliver to Parent, on behalf of the Surviving Company, a written statement setting forth in reasonable detail the Manager’s good faith computation, in accordance with the Management Agreement and consistent with past practice, of any and all Management Fees accrued pursuant to Section 6 of the Management Agreement and unpaid as of the Effective Time (the “Accrued Management Fee”); provided, however, that (A) the Accrued Management Fee for the quarter in which the Closing occurs shall be pro-rated based on the number of days in such quarter that have elapsed up to and including the day of the Effective Time compared to the total number of days in such quarter, and (B) for purposes of the computation of the Accrued Management Fee for the quarter in which the Closing occurs, Equity (as defined in the Management Agreement) shall be determined as of the end of the month which occurred immediately prior to the Effective Time. Within five (5) Business Days following the Manager’s delivery of such written statement of the Accrued Management Fees pursuant to the preceding sentence, Parent or the Surviving Company will pay to the Manager the Accrued Management Fees.
ii.Within 30 days following the Effective Time, the Manager will deliver to Parent, on behalf of the Surviving Company, a written statement setting forth in reasonable detail a calculation of all unreimbursed expenses (A) incurred by the Manager or its Affiliates on behalf of the Company in the ordinary course of business and consistent with past practice prior to the Effective Time, which are reimbursable to the Manager or its Affiliates in accordance with the terms of Section 7 of the Management Agreement, and (B) that have been incurred by the Manager in connection with the Termination, including, without limitation, third-party legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against the Company in connection with, or after public announcement of, the Merger Agreement, the Merger or other Transactions (which shall include any severance payments or similar costs or expenses incurred by the Manager) (collectively, the “Unreimbursed Expenses”). Within five (5) Business Days following the Manager’s delivery of such written statement of the Unreimbursed Expenses pursuant to the preceding sentence, Parent or the Surviving Company will pay to the Manager the Unreimbursed Expenses.
iii.Promptly following the Effective Time, the Manager shall take those actions required of the Manager pursuant to Section 13 of the Management Agreement upon the terms and conditions set forth therein; provided that for such purposes all payments shall be made, and all documents and property delivered, to the Surviving Company (or, at the direction of the Surviving Company, to Parent, the board of directors of Parent or other designee, as applicable).
iv.The following provisions of the Management Agreement shall survive the effective date of this Agreement and the Termination and shall continue to remain in full force and effect: Section 5 (Records; Confidentiality) (for a period of one (1) year following the Termination), Section 6 (Compensation), solely to the extent of any Accrued Management Fee, Section 7 (Expenses of the Company), solely to the extent of any Unreimbursed Expenses, Section 8 (Limits of the Manager’s Responsibility) and Section 13 (Action Upon Termination).
b.Prior to the Termination, (i) the Company and the Manager shall comply in all respects with all the terms and conditions of the Management Agreement, (ii) the Company and the Manager shall not amend the Management Agreement or this Agreement, in each case
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without the prior written consent of Parent, and (iii) except as specifically permitted or required by the Merger Agreement, as required by law, or as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Manager shall conduct its activities with respect to the Company and the Company’s subsidiaries, and its obligations pursuant to the Management Agreement, in the ordinary course of business consistent with past practice in all material respects. Further, the Manager agrees to cooperate with the Company and Parent prior to the Closing and take all actions reasonably requested by the Company or Parent prior to the Closing in order to carry out and effect the Merger and the transactions contemplated by the Merger Agreement and this Agreement.
c.For the avoidance of doubt, none of the Surviving Company, Parent or any of their respective Affiliates shall be subject to or limited in any way by the terms of Section 3(b) of the Management Agreement.
2.Termination Payment.
a.In consideration for the Termination and the other promises, undertakings and releases of the Manager hereunder, the Company shall pay to the Manager the termination fee amount of $7,000,000 (the “Termination Payment”), payable in a lump sum cash payment as of the Effective Time, subject to the Manager’s compliance with the terms and conditions of the Management Agreement and this Agreement. The Termination Payment shall be deemed to constitute, and shall in all respects satisfy all obligations with respect to, any “Termination Fee” (as defined by the Management Agreement), whether payable in connection with the Termination or otherwise.
b.Notwithstanding anything to the contrary in the Management Agreement, the Parties acknowledge and agree that the Termination Payment, any Accrued Management Fee, and any Unreimbursed Expenses payable hereunder shall be the entire amounts payable to the Manager or any of its Affiliates in connection with the Termination and thereafter under or in respect of the Management Agreement or this Agreement unless the Merger Agreement is validly terminated pursuant to Section 8.1 of the Merger Agreement without the occurrence of the Effective Time (as defined in the Merger Agreement), and except with respect to those rights and obligations which, pursuant to Section 1 hereof, survive the Termination. For the avoidance of doubt, the Termination Payment, any Accrued Management Fee, and any Unreimbursed Expenses payable hereunder to Manager shall not limit or affect the Manager’s rights to receive Merger Consideration pursuant to the Merger Agreement. For the further avoidance of doubt, prior to the Termination, the Manager shall only be entitled to receive payments from the Company that are consistent with past practice and pursuant to the terms of the Management Agreement; provided that this Section 2(b) shall not be deemed to limit any bona fide claims the Manager may have (and any payments related thereto) pursuant to Section 6 (but only to the extent of any Accrued Management Fee to be paid after the Effective Time), Section 7 (but only to the extent of any Unreimbursed Expenses to be reimbursed after the Effective Time), Section 8 or Section 13 of the Management Agreement.
3.Waiver of Notice Requirement. Each of the Company and the Manager hereby (i) agree that this Agreement constitutes all required notice required with respect to the Termination and the other transactions contemplated hereby pursuant to the terms of the Management Agreement, and (ii) waives, whether exercisable now or at any time in the future, any and all rights to notice under the Management Agreement, to the extent relating to the transactions contemplated by this Agreement or the Merger Agreement.
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4.Release.
a.Effective as of, and contingent upon, the Termination, each of the Company, the Manager and its respective Affiliates hereby fully and unconditionally releases and forever discharges the other party and the Affiliates of the other party (including, as applicable, the Company’s Subsidiaries, Parent, the Affiliates of Parent and the Surviving Company), and their respective administrators, executors, representatives, successors and assigns, from any and all actions, causes of action, suits, debts, accounts, covenants, liabilities, disputes, agreements, promises, damages, judgments, executions, claims and demands whatsoever in law or in equity (“Claims”) that they ever had, now have or that they or their administrators, executors, representatives, successors and assigns hereafter can or may have, arising under or pursuant to the Management Agreement, except with respect to those rights and obligations under the Management Agreement (as amended hereby) which, pursuant to Section 1 hereof, survive the Termination.
b.Each of the Company and the Manager agrees that it shall not make any assignment of any Claim or any right of any kind whatsoever embodied in any of the Claims released herein, and that no other person or entity of any kind shall have any interest in any of the Claims released herein.
5.Successors and Assigns; Third-Party Beneficiaries; Guarantee; Further Actions; Specific Performance; Representations and Warranties.
a.This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors and assigns as provided in this Agreement. The Surviving Company, Parent and their respective Affiliates, successors and assigns shall be entitled to rely on this Agreement in connection with the consummation of the transactions contemplated by the Merger Agreement. Each of Merger Sub and Parent shall be an express third-party beneficiary of this Agreement (including applicable provisions of the Management Agreement) and shall be entitled to enforce this Agreement.
b.Effective as of, and contingent upon, the Effective Time, Parent fully and unconditionally guarantees the timely and full performance of the obligations of the Company that by their terms survive the Effective Time and the Termination under this Agreement and the Management Agreement as if it were the Company. Parent waives promptness, diligence, notice of acceptance and any other notice with respect to this Section 5(b), its guaranteed obligations and all demands whatsoever. Parent covenants that the guarantee in this Section 5(b) will not be discharged, except by complete performance of the obligations contained in this Agreement, subject in all cases to the terms of this Agreement.
c.Each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as any Party may reasonably request or as may be reasonably necessary or appropriate to effectuate, consummate and perform the terms, provisions or conditions of this Agreement.
d.It is understood and agreed that money damages may not be an adequate remedy for any breach of this Agreement by any Party and that any non-breaching Party shall be entitled to seek equitable relief, including, without limitation, injunction and specific performance, as a remedy for any such actual or potential breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by a Party of this Agreement, but shall be in addition to all other remedies available at law or equity to any non-breaching Party.
e.Each of the Parties hereby represents and warrants to the other Parties that (i) such Party has the absolute and unrestricted right, power and authority to (A) execute and
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deliver this Agreement and (B) perform its obligations hereunder and (ii) such Party has consulted with, or has been afforded the opportunity to consult with, counsel of its own choosing in connection with this Agreement and that it enters into this Agreement of its own free will and as its independent act.
6.Termination. In the event that the Merger Agreement is terminated prior to the Effective Time, this Agreement shall automatically terminate and be of no further effect (except as specifically set forth herein) and the Management Agreement shall continue in full force and effect.
7.Survival. For the avoidance of doubt, the obligations of the Parties contained in this Agreement which by the terms thereof contemplate performance after the Effective Time and the Termination shall survive the Effective Time and the Termination.
8.Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.
9.Entire Agreement; Amendment. The Management Agreement and this Agreement constitute the entire understanding between the Parties with respect to the subject matter hereof and supersede all prior discussions between them relating thereto. Any amendment or modification to this Agreement shall be effective only if in writing and signed by each Party.
10.Publicity. During the period from the date hereof to the Effective Time, none of the Company, the Manager or their respective Affiliates or Subsidiaries shall issue or cause the publication of any press release or other announcement with respect to this Agreement without the prior consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); provided, however, that the Company shall be allowed to disclose and file this Agreement in applicable filings with the U.S. Securities and Exchange Commission.
11.Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the interpretation of any provision of this Agreement.
12.Agreement Not to be Strictly Construed Against any Party. This Agreement shall be construed and interpreted as if each of the Parties drafted this Agreement concurrently. Any ambiguity or interpretation of this Agreement shall not be construed against any Party, and any such ambiguity or interpretation shall be determined as if each of the Parties drafted this Agreement concurrently.
13.Counterparts; Electronic Signatures. This Agreement may be executed in multiple counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. This Agreement may be executed by facsimile, pdf scan, or other form of electronic signature.
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14.Governing Law. This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.
15.Jurisdiction; Venue; Jury Waiver. Each Party hereby irrevocably and unconditionally submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and any New York State Court sitting in the Borough of Manhattan in the City and State of New York for purposes of any suit, action or other proceeding based upon, arising out of or relating to this Agreement or the transactions contemplated hereby. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Party hereby consents to process being served in any suit, action or proceeding with respect to this Agreement by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its respective address of which such Party shall have given written or electronic notice to the other Parties. EACH PARTY KNOWINGLY, IRREVOCABLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE BASED UPON, ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.
16.Payments. All payments to be made pursuant to Section 1 and Section 2 hereof shall be made by wire transfer, in immediately available funds, to an account designated by the Manager in writing at least three (3) Business Days prior to such payment.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.
WESTERN ASSET MORTGAGE CAPITAL CORPORATION
By:    /s/ Elliott Neumayer
    Name:    Elliott Neumayer
    Title:    Chief Operating Officer
WESTERN ASSET MANAGEMENT COMPANY, LLC
By:    /s/ Adam Wright
    Name:    Adam Wright
    Title:    Managing Lead Counsel
Solely for purposes of Sections 1(b), 5 and 10 hereof:
AG MORTGAGE INVESTMENT TRUST, INC.
By: /s/ Thomas J. Durkin
    Name:    Thomas J. Durkin
    Title:    Chief Executive Officer and
President

[Signature Page to Amendment to Management Agreement]